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                                                                      Exhibit 11

                          CONSENT OF INDEPENDENT ACCOUNTANTS
                              --------------------------



We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the registration Statement of Northstar\NWNL Trust on Form N-1A of our report dated January 31, 1996 on our audit of the financial statements and financial highlights of Northstar/NWNL Trust which report is included in its Annual Report to Shareholders which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Independent Accountants" and Financial Statements."



                                                        COOPERS & LYBRAND L.L.P.



New York, New York
February 26, 1996